Exhibit 99.1

MultiCell Technologies Expands Scope of Research Agreement for the Treatment of Liver Cancer

WOONSOCKET, R.I., October 2, 2013 /PRNewswire/ -- MultiCell Technologies, Inc. (OTC Bulletin Board: MCET.OB) is pleased to announce the signing of a new sponsored research agreement with Anand Ghanekar, M.D., Ph.D, of the University Health Network’s Toronto General Hospital expanding the scope of the current research project to evaluate MCT-485 in animal models for the treatment of primary liver cancer. MCT-485 is a noncoding double stranded micro RNA (miRNA) which has demonstrated oncolytic and immune stimulating activity in in vitro models of hepatocellular carcinoma.

Under the terms of the new research agreement, Dr. Ghanekar will also evaluate a targeted nanoparticle version of MCT-485 for the treatment of liver cancer. The targeted nanoparticle version of MCT-485 is being developed in collaboration with Genisphere LLC, a DNA nanotechnology company. MultiCell is investigating the use of Genisphere’s DNA nanoparticle drug delivery technology to enable the targeted delivery of MCT-485 to the tumor and away from normal tissues.

Hepatocellular carcinoma is the most common form of primary liver cancer, and is a leading cause of cancer death worldwide with over 1 million cases reported annually. Hepatocellular carcinoma remains an unmet medical need, and today’s approaches for treatment are of limited efficacy. MCT-485, possessing both oncolytic and immune activating properties, could be superior to doxorubicin, cisplatin and other currently marketed therapies by providing a more robust activation of immunity, and a more global and longer lasting anti-tumor effect.

About MCT-485

MultiCell Technologies’ MCT-485 is a noncoding double stranded micro RNA (miRNA), and the first of a family of prospective cancer therapeutics based on the use of our patented TLR3 signaling technology. MultiCell owns rights to several issued U.S. and foreign patents and patent applications related to MCT-485. The mechanism of action of MCT-485 is pleiotropic:

•	Induction of tumor cell death upon direct exposure, while normal cells are minimally affected.
•	Production of TNF-alpha by cancer cells resulting in amplified tumor cell death and a localized immune reaction that has the potential to generalize and curb progression of metastatic cancer.

About MultiCell Technologies, Inc.

MultiCell Technologies, Inc. is a clinical-stage biopharmaceutical company developing novel therapeutics and discovery tools that address unmet medical needs for the treatment of neurological disorders, hepatic disease and cancer. For more information about MultiCell Technologies, please visit http://www.multicelltech.com.

Caution Regarding Forward-Looking Statements

Any statements in this press release about MultiCell’s expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and are forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995 (the “Act”). These statements are often, but not always, made through the use of words or phrases such as “believe”, “will”, “expect”, “anticipate”, “estimate”, “intend”, “plan”, “forecast”, “could”, and “would”. MultiCell bases these forward- looking statements on current expectations about future events. They involve known and unknown risks, uncertainties and assumptions that may cause actual results, levels of activity, performance or achievements to differ materially from those expressed or implied by any forward-looking statement. Some of the risks, uncertainties and assumptions that could cause actual results to differ materially from estimates or projections in the forward-looking statement include, but are not limited to, the risk that we might not achieve our anticipated clinical development milestones, receive regulatory approval, or successfully commercialize our products as expected, the market for our products will not grow as expected, and the risk that our products will not achieve expectations. For additional information about risks and uncertainties MultiCell faces, see documents that MultiCell files with the Securities and Exchange Commission, including MultiCell's report on Form 10-K for the fiscal year ended November 30, 2012, and all of MultiCell’s quarterly and other periodic SEC filings. MultiCell claims the protection of the safe harbor for forward-looking statements under the Act and assumes no obligation and expressly disclaims any duty to update any forward-looking statement to reflect events or circumstances after the date of this news release or to reflect the occurrence of subsequent events.

Contact:

MultiCell Technologies, Inc.

W. Gerald Newmin, Chairman & CEO

(401) 762-0045

MCETInvestor@MultiCelltech.com